UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):            March 23, 2005

ANIMAS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50674 (Commission File Number)	23-2860912 (I.R.S. Employer Identification Number)

200 LAWRENCE DRIVE, WEST CHESTER, PA (Address of Principal Executive Offices)	08690 (Zip Code)

(610) 644-8990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 – Financial Statements and Exhibits
SIGNATURES
Exhibit Index
ASSET PURCHASE AGREEMENT DATED DECEMBER 16, 2004
PRESS RELEASE DATED MARCH 23, 2005

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On March 23, 2005, Animas Corporation and Cygnus, Inc. (OTC BB: CYGN) (“Cygnus”) consummated the transactions contemplated by the asset purchase agreement dated December 16, 2004 by and between Cygnus, Animas Corporation and a wholly-owned subsidiary of Animas (Animas Corporation and its subsidiary collectively referred to as “Animas”).

     Pursuant to the terms of the Purchase Agreement, Animas acquired substantially all of Cygnus’ intellectual property rights, product development and production equipment, regulatory package, supplier, manufacturing and license agreements, and inventory for $10 million in cash. Animas has taken ownership of over 237 U.S. and foreign patents in the fields of continuous glucose sensing, extraction of interstitial fluid by reverse electro-iontophoresis and electrochemical sensors. Animas will not assume any of Cygnus’s liabilities other than customary obligations under assumed contracts.

     Neither Animas nor any of its affiliates has any material relationship with Cygnus or any of its affiliates other than in respect of the Purchase Agreement and other ancillary agreements entered into in connection with the foregoing transaction.

     A copy of the press release announcing the consummation of the transactions contemplated by the Purchase Agreement is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits.

10.1	Asset Purchase Agreement dated December 16, 2004 by and between Cygnus, Inc., Animas Corporation and Animas Technologies LLC.
99.1
Press Release dated March 23, 2005 announcing the consummation of the transactions contemplated by the Asset Purchase Agreement dated December 16, 2004 by and between Cygnus, Inc., Animas Corporation and Animas Technologies LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANIMAS CORPORATION
Date: March 24, 2005	By:	/s/ Richard Baron
Richard Baron
Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Asset Purchase Agreement dated December 16, 2004 by and between Cygnus, Inc., Animas Corporation and Animas Technologies LLC.
99.1
Press Release dated March 23, 2005 announcing the consummation of the transactions contemplated by the Asset Purchase Agreement dated December 16, 2004 by and between Cygnus, Inc., Animas Corporation and Animas Technologies LLC.